Exhibit 99.1

Investor Contacts:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development and Investor Relations	Vice President - Communications
(630) 743-5131	(630) 743-5039
agaliuk@dovercorp.com	asakowicz@dovercorp.com

Jack Dickens
Director - Corporate Development and Investor Relations
(630) 743-2566
jdickens@dovercorp.com

DOVER REPORTS THIRD QUARTER 2021 RESULTS; RAISES FULL YEAR GUIDANCE

DOWNERS GROVE, Ill., October 19, 2021 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the third quarter ended September 30, 2021.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share data)	2021	2020	% Change	2021	2020	% Change
U.S. GAAP
Revenue	$2,018	$1,748	15%	$5,918	$4,903	21%
Net earnings [1]	264	200	32%	761	501	52%
Diluted EPS	1.81	1.38	31%	5.24	3.45	52%

Non-GAAP
Organic revenue change			13%			17%
Adjusted net earnings [2]	288	232	24%	850	599	42%
Adjusted diluted EPS	1.98	1.60	24%	5.86	4.12	42%

1 Q3 2021 and 2020 net earnings include rightsizing and other (benefits) costs of $(2.3) million and $4.5 million, respectively. Q3 2020 also includes a $0.4 million expense related to the sale of AMS Chino. Year-to-date 2021 and 2020 net earnings include rightsizing and other costs of $9.0 million and $24.1 million, respectively. Year-to-date 2020 also includes a $3.9 million non-cash gain on the sale of AMS Chino.

2 Q3 2021 and 2020 adjusted net earnings exclude after tax acquisition-related amortization costs of $26.9 million and $26.5 million, respectively, and rightsizing and other (benefits) costs of $(2.3) million and $4.5 million, respectively. Q3 2020 also excludes a $0.4 million expense related to the sale of AMS Chino. Year-to-date 2021 and 2020 adjusted net earnings exclude acquisition-related amortization costs of $80.3 million and $77.8 million, respectively, and rightsizing and other costs of $9.0 million and $24.1 million, respectively. Year-to-date 2020 also excludes a $3.9 million non-cash gain on the sale of AMS Chino.

For the quarter ended September 30, 2021, Dover generated revenue of $2.0 billion, an increase of 15% (+13% organic) compared to the third quarter of the prior year. GAAP net earnings of $264 million increased 32%, and GAAP diluted EPS of $1.81 was up 31%. On an adjusted basis, net earnings of $288 million increased 24% and adjusted diluted EPS of $1.98 was also up 24% versus the comparable quarter of the prior year.

For the nine months ended September 30, 2021, Dover generated revenue of $5.9 billion, an increase of 21% (+17% organic) compared to the first nine months of the prior year. GAAP net earnings of $761 million increased 52%, and GAAP diluted EPS of $5.24 was also up 52% year-over-year. On an adjusted basis, net earnings of $850 million increased 42%, and adjusted diluted EPS of $5.86 was also up 42% versus the comparable period of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Our results in the third quarter reflect continued robust demand and solid execution by our teams in an increasingly complex supply chain and labor environment.

“During the quarter we demonstrated the strength of our portfolio with revenue and new order growth across all five of our operating segments. We improved margins year-over-year despite well-advertised supply chain, logistics, and labor availability challenges that adversely impacted shipment timing and margin performance in several businesses, most notably in our Refrigeration and Food Equipment and Engineered Products segments. Overall, our diversified end market exposures, ongoing productivity initiatives and time-tested localized manufacturing and sourcing strategy provide us an advantage as we execute against record backlogs and deliver critical products to our customers.

“We also continued to enhance and invest behind our portfolio. We progressed necessary capacity expansion in several high-growth businesses to meet their prevailing demand forecasts. Recently we completed three highly-complementary bolt-on acquisitions in radio signal intelligence solutions, industrial 3D visualization software and fueling solutions for alternative fuels like LNG and hydrogen. We also agreed to sell Unified Brands, Dover’s commercial foodservice business, to enable greater focus on our core growth platforms. Our balance sheet is healthy and we remain disciplined in pursuit of opportunities to further enhance our portfolio.

“As we enter the final quarter of the year, we do not anticipate the challenges from the third quarter to abate and therefore we remain focused on operational execution to deliver against robust demand in this strained operational environment. More positively, our high backlog levels provide beneficial near-term visibility for the remainder of the year and into 2022. As a result, we are raising our full year EPS guidance.”

FULL YEAR 2021 GUIDANCE UPDATE:

EPS guidance for full year 2021 was raised to $6.64 to $6.69 ($7.45 to $7.50 on an adjusted basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its third quarter and year-to-date 2021 results as well as updated 2021 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, October 19, 2021. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - THIRD QUARTER 2021

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$2,018,269	$1,748,256	$5,917,846	$4,903,370
Cost of goods and services	1,263,690	1,089,527	3,669,547	3,080,800
Gross profit	754,579	658,729	2,248,299	1,822,570
Selling, general, and administrative expenses	412,553	381,831	1,249,593	1,135,512
Operating earnings	342,026	276,898	998,706	687,058
Interest expense	26,433	27,724	79,917	83,703
Interest income	(1,466)	(960)	(3,088)	(2,871)
Loss (gain) on sale of a business	—	557	—	(5,213)
Other income, net	(10,460)	(1,420)	(18,236)	(9,887)
Earnings before provision for income taxes	327,519	250,997	940,113	621,326
Provision for income taxes	63,763	50,697	179,080	119,981
Net earnings	$263,756	$200,300	$761,033	$501,345

Net earnings per share:
Basic	$1.83	$1.39	$5.29	$3.48
Diluted	$1.81	$1.38	$5.24	$3.45
Weighted average shares outstanding:
Basic	143,976	144,032	143,895	144,082
Diluted	145,440	145,289	145,220	145,313

Dividends paid per common share	$0.50	$0.495	$1.49	$1.475

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
REVENUE
Engineered Products	$428,127	$442,091	$447,798	$1,318,016	$408,160	$342,380	$386,562	$1,137,102	$394,175	$1,531,277
Fueling Solutions	389,678	437,042	410,561	1,237,281	359,982	326,495	380,511	1,066,988	409,294	1,476,282
Imaging & Identification	284,328	294,076	292,535	870,939	256,765	227,977	265,690	750,432	287,746	1,038,178
Pumps & Process Solutions	394,377	428,701	438,240	1,261,318	319,536	309,095	347,875	976,506	347,497	1,324,003
Refrigeration & Food Equipment	372,077	430,506	429,425	1,232,008	311,913	293,527	368,395	973,835	342,255	1,316,090
Intra-segment eliminations	(686)	(740)	(290)	(1,716)	(417)	(299)	(777)	(1,493)	(577)	(2,070)
Total consolidated revenue	$1,867,901	$2,031,676	$2,018,269	$5,917,846	$1,655,939	$1,499,175	$1,748,256	$4,903,370	$1,780,390	$6,683,760

NET EARNINGS
Segment Earnings:
Engineered Products [1]	$68,779	$62,720	$71,717	$203,216	$69,094	$47,702	$64,890	$181,686	$56,481	$238,167
Fueling Solutions	66,480	78,755	65,593	210,828	53,498	47,214	66,601	167,313	69,661	236,974
Imaging & Identification	56,992	60,747	63,419	181,158	51,482	38,046	51,928	141,456	52,017	193,473
Pumps & Process Solutions	123,645	138,632	142,414	404,691	66,079	67,702	89,786	223,567	81,709	305,276
Refrigeration & Food Equipment [2]	38,117	48,971	42,841	129,929	23,529	11,459	40,159	75,147	27,725	102,872
Total segment earnings (EBIT)	354,013	389,825	385,984	1,129,822	263,682	212,123	313,364	789,169	287,593	1,076,762
Corporate expense / other	38,620	40,762	33,498	112,880	24,097	27,311	35,603	87,011	39,651	126,662
Interest expense	26,823	26,661	26,433	79,917	27,268	28,711	27,724	83,703	28,234	111,937
Interest income	(680)	(942)	(1,466)	(3,088)	(1,183)	(728)	(960)	(2,871)	(700)	(3,571)
Earnings before provision for income taxes	289,250	323,344	327,519	940,113	213,500	156,829	250,997	621,326	220,408	841,734
Provision for income taxes	56,481	58,836	63,763	179,080	37,221	32,063	50,697	119,981	38,302	158,283
Net earnings	$232,769	$264,508	$263,756	$761,033	$176,279	$124,766	$200,300	$501,345	$182,106	$683,451

SEGMENT MARGIN
Engineered Products [1]	16.1%	14.2%	16.0%	15.4%	16.9%	13.9%	16.8%	16.0%	14.3%	15.6%
Fueling Solutions	17.1%	18.0%	16.0%	17.0%	14.9%	14.5%	17.5%	15.7%	17.0%	16.1%
Imaging & Identification	20.0%	20.7%	21.7%	20.8%	20.1%	16.7%	19.5%	18.8%	18.1%	18.6%
Pumps & Process Solutions	31.4%	32.3%	32.5%	32.1%	20.7%	21.9%	25.8%	22.9%	23.5%	23.1%
Refrigeration & Food Equipment [2]	10.2%	11.4%	10.0%	10.5%	7.5%	3.9%	10.9%	7.7%	8.1%	7.8%
Total segment operating margin	19.0%	19.2%	19.1%	19.1%	15.9%	14.1%	17.9%	16.1%	16.2%	16.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$14,047	$11,981	$11,123	$37,151	$10,122	$9,722	$10,717	$30,561	$12,042	$42,603
Fueling Solutions	19,269	19,475	19,920	58,664	18,339	17,968	18,014	54,321	18,482	72,803
Imaging & Identification	9,593	9,294	9,821	28,708	8,769	9,224	9,809	27,802	10,576	38,378
Pumps & Process Solutions	16,926	16,866	17,843	51,635	18,336	17,572	17,206	53,114	19,077	72,191
Refrigeration & Food Equipment	12,096	12,077	12,392	36,565	11,548	11,421	12,081	35,050	11,491	46,541
Corporate	1,875	1,826	1,812	5,513	1,638	1,696	1,662	4,996	1,539	6,535
Total depreciation and amortization expense	$73,806	$71,519	$72,911	$218,236	$68,752	$67,603	$69,489	$205,844	$73,207	$279,051

1 Q3 2021 includes a $9,078 payment received for previously incurred restructuring costs related to a product line exit.
2 Q1, Q2, Q3, FY 2020 include a $6,551 gain, a $781 expense, a $557 expense, and a $5,213 net gain, respectively, on the sale of the Chino, California branch of The AMS Group ("AMS Chino"). Q2, Q3 YTD and FY 2020 also include a $3,640 write-off of assets.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
Net earnings per share:
Basic	$1.62	$1.84	$1.83	$5.29	$1.22	$0.87	$1.39	$3.48	$1.27	$4.74
Diluted	$1.61	$1.82	$1.81	$5.24	$1.21	$0.86	$1.38	$3.45	$1.25	$4.70

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$232,769	$264,508	$263,756	$761,033	$176,279	$124,766	$200,300	$501,345	$182,106	$683,451

Weighted average shares outstanding:
Basic	143,765	143,941	143,976	143,895	144,259	143,955	144,032	144,082	143,954	144,050
Diluted	144,938	145,118	145,440	145,220	145,782	144,995	145,289	145,313	145,355	145,393

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
Adjusted net earnings:
Net earnings	$232,769	$264,508	$263,756	$761,033	$176,279	$124,766	$200,300	$501,345	$182,106	$683,451
Acquisition-related amortization, pre-tax [1]	35,516	35,162	35,587	106,265	34,062	34,101	35,325	103,488	35,027	138,515
Acquisition-related amortization, tax impact [2]	(8,720)	(8,571)	(8,700)	(25,991)	(8,411)	(8,451)	(8,810)	(25,672)	(8,695)	(34,367)
Rightsizing and other costs (benefits), pre-tax [3]	4,162	10,779	(3,201)	11,740	7,859	16,840	5,848	30,547	20,925	51,472
Rightsizing and other costs (benefits), tax impact [2]	(1,031)	(2,597)	902	(2,726)	(1,605)	(3,452)	(1,343)	(6,400)	(4,402)	(10,802)
(Gain) loss on disposition, pre-tax [4]	—	—	—	—	(6,551)	781	557	(5,213)	—	(5,213)
(Gain) loss on disposition, tax-impact [2]	—	—	—	—	1,592	(190)	(135)	1,267	—	1,267
Adjusted net earnings	$262,696	$299,281	$288,344	$850,321	$203,225	$164,395	$231,742	$599,362	$224,961	$824,323

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.61	$1.82	$1.81	$5.24	$1.21	$0.86	$1.38	$3.45	$1.25	$4.70
Acquisition-related amortization, pre-tax [1]	0.25	0.24	0.24	0.73	0.23	0.24	0.24	0.71	0.24	0.95
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.18)	(0.06)	(0.06)	(0.06)	(0.18)	(0.06)	(0.24)
Rightsizing and other costs (benefits), pre-tax [3]	0.03	0.07	(0.02)	0.08	0.05	0.12	0.04	0.21	0.14	0.35
Rightsizing and other costs (benefits), tax impact [2]	(0.01)	(0.02)	0.01	(0.02)	(0.01)	(0.02)	(0.01)	(0.04)	(0.03)	(0.07)
(Gain) loss on disposition, pre-tax [4]	—	—	—	—	(0.04)	—	—	(0.04)	—	(0.03)
(Gain) loss on disposition, tax-impact [2]	—	—	—	—	0.01	—	—	0.01	—	0.01
Adjusted diluted net earnings per share	$1.81	$2.06	$1.98	$5.86	$1.39	$1.13	$1.60	$4.12	$1.55	$5.67

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs (benefits) include actions taken on employee reductions, facility consolidations and site closures, product line exits, and other asset charges. Q3 2021 includes a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

[4] Represents a (gain) loss on the disposition of AMS Chino within the Refrigeration & Food Equipment segment, including working capital adjustments.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$68,779	$62,720	$71,717	$203,216	$69,094	$47,702	$64,890	$181,686	$56,481	$238,167
Rightsizing and other costs (benefits) [1]	4,019	4,654	(8,332)	341	361	4,169	2,375	6,905	4,625	11,530
Adjusted EBIT - Segment	72,798	67,374	63,385	203,557	69,455	51,871	67,265	188,591	61,106	249,697
Adjusted EBIT %	17.0%	15.2%	14.2%	15.4%	17.0%	15.2%	17.4%	16.6%	15.5%	16.3%
Adjusted D&A [2]	10,594	9,695	11,123	31,412	10,122	9,722	10,651	30,495	10,193	40,688
Adjusted EBITDA - Segment	$83,392	$77,069	$74,508	$234,969	$79,577	$61,593	$77,916	$219,086	$71,299	$290,385
Adjusted EBITDA %	19.5%	17.4%	16.6%	17.8%	19.5%	18.0%	20.2%	19.3%	18.1%	19.0%
Fueling Solutions:
Segment earnings (EBIT)	$66,480	$78,755	$65,593	$210,828	$53,498	$47,214	$66,601	$167,313	$69,661	$236,974
Rightsizing and other costs	58	1,657	1,584	3,299	1,493	868	1,615	3,976	2,727	6,703
Adjusted EBIT - Segment	66,538	80,412	67,177	214,127	54,991	48,082	68,216	171,289	72,388	243,677
Adjusted EBIT %	17.1%	18.4%	16.4%	17.3%	15.3%	14.7%	17.9%	16.1%	17.7%	16.5%
Adjusted D&A [2]	19,180	19,475	19,335	57,990	18,339	17,783	18,014	54,136	18,225	72,361
Adjusted EBITDA - Segment	$85,718	$99,887	$86,512	$272,117	$73,330	$65,865	$86,230	$225,425	$90,613	$316,038
Adjusted EBITDA %	22.0%	22.9%	21.1%	22.0%	20.4%	20.2%	22.7%	21.1%	22.1%	21.4%
Imaging & Identification:
Segment earnings (EBIT)	$56,992	$60,747	$63,419	$181,158	$51,482	$38,046	$51,928	$141,456	$52,017	$193,473
Rightsizing and other costs (benefits)	682	178	1,291	2,151	264	(527)	99	(164)	6,191	6,027
Adjusted EBIT - Segment	57,674	60,925	64,710	183,309	51,746	37,519	52,027	141,292	58,208	199,500
Adjusted EBIT %	20.3%	20.7%	22.1%	21.0%	20.2%	16.5%	19.6%	18.8%	20.2%	19.2%
Adjusted D&A [2]	9,218	9,184	9,821	28,223	8,769	9,224	9,809	27,802	10,201	38,003
Adjusted EBITDA - Segment	$66,892	$70,109	$74,531	$211,532	$60,515	$46,743	$61,836	$169,094	$68,409	$237,503
Adjusted EBITDA %	23.5%	23.8%	25.5%	24.3%	23.6%	20.5%	23.3%	22.5%	23.8%	22.9%
Pumps & Process Solutions:
Segment earnings (EBIT)	$123,645	$138,632	$142,414	$404,691	$66,079	$67,702	$89,786	$223,567	$81,709	$305,276
Rightsizing and other (benefits) costs	(2,006)	899	487	(620)	3,846	4,691	1,771	10,308	3,128	13,436
Adjusted EBIT - Segment	121,639	139,531	142,901	404,071	69,925	72,393	91,557	233,875	84,837	318,712
Adjusted EBIT %	30.8%	32.5%	32.6%	32.0%	21.9%	23.4%	26.3%	24.0%	24.4%	24.1%
Adjusted D&A [2]	16,926	16,866	17,206	50,998	16,230	16,816	17,206	50,252	17,565	67,817
Adjusted EBITDA - Segment	$138,565	$156,397	$160,107	$455,069	$86,155	$89,209	$108,763	$284,127	$102,402	$386,529
Adjusted EBITDA %	35.1%	36.5%	36.5%	36.1%	27.0%	28.9%	31.3%	29.1%	29.5%	29.2%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$38,117	$48,971	$42,841	$129,929	$23,529	$11,459	$40,159	$75,147	$27,725	$102,872
Rightsizing and other (benefits) costs	(38)	2,539	1,520	4,021	704	6,016	(971)	5,749	726	6,475
(Gain) loss on disposition [3]	—	—	—	—	(6,551)	781	557	(5,213)	—	(5,213)
Adjusted EBIT - Segment	38,079	51,510	44,361	133,950	17,682	18,256	39,745	75,683	28,451	104,134
Adjusted EBIT %	10.2%	12.0%	10.3%	10.9%	5.7%	6.2%	10.8%	7.8%	8.3%	7.9%
Adjusted D&A [2]	11,745	12,077	12,392	36,214	11,548	11,421	12,081	35,050	11,491	46,541
Adjusted EBITDA - Segment	$49,824	$63,587	$56,753	$170,164	$29,230	$29,677	$51,826	$110,733	$39,942	$150,675
Adjusted EBITDA %	13.4%	14.8%	13.2%	13.8%	9.4%	10.1%	14.1%	11.4%	11.7%	11.4%
Total Segments:
Segment earnings (EBIT) [4]	$354,013	$389,825	$385,984	$1,129,822	$263,682	$212,123	$313,364	$789,169	$287,593	$1,076,762
Rightsizing and other costs (benefits) [1]	2,715	9,927	(3,450)	9,192	6,668	15,217	4,889	26,774	17,397	44,171
(Gain) loss on disposition [3]	—	—	—	—	(6,551)	781	557	(5,213)	—	(5,213)
Adjusted EBIT - Segment [5]	356,728	399,752	382,534	1,139,014	263,799	228,121	318,810	810,730	304,990	1,115,720
Adjusted EBIT % [5]	19.1%	19.7%	19.0%	19.2%	15.9%	15.2%	18.2%	16.5%	17.1%	16.7%
Adjusted D&A [2]	67,663	67,297	69,877	204,837	65,008	64,966	67,761	197,735	67,675	265,410
Adjusted EBITDA - Segment [5]	$424,391	$467,049	$452,411	$1,343,851	$328,807	$293,087	$386,571	$1,008,465	$372,665	$1,381,130
Adjusted EBITDA % [5]	22.7%	23.0%	22.4%	22.7%	19.9%	19.5%	22.1%	20.6%	20.9%	20.7%

1 Q3 2021 includes a $9,078 payment received for previously incurred restructuring costs related to a product line exit.
[2] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
3 Q1, Q2, Q3, and FY 2020 includes a $6,551 gain, a $781 expense, a $557 expense and a $5,213 net gain on the sale of a business for AMS Chino, respectively.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[5] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2021
	Q3	Q3 YTD
Organic
Engineered Products	14.2%	13.3%
Fueling Solutions	3.0%	9.7%
Imaging & Identification	7.4%	10.0%
Pumps & Process Solutions	24.6%	25.4%
Refrigeration & Food Equipment	16.0%	25.1%
Total Organic	13.2%	16.8%
Acquisitions	1.1%	1.2%
Dispositions	—%	(0.1)%
Currency translation	1.1%	2.8%
Total*	15.4%	20.7%
* Totals may be impacted by rounding.

	2021
	Q3	Q3 YTD
Organic
United States	15.7%	15.6%
Other Americas	8.7%	18.9%
Europe	15.5%	18.9%
Asia	4.6%	19.4%
Other	0.1%	10.9%
Total Organic	13.2%	16.8%
Acquisitions	1.1%	1.2%
Dispositions	—%	(0.1)%
Currency translation	1.1%	2.8%
Total*	15.4%	20.7%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2021 Guidance for Earnings per Share (GAAP)	$6.64		$6.69
Acquisition-related amortization, net		0.74
Rightsizing and other costs, net		0.07
2021 Guidance for Adjusted Earnings per Share (Non-GAAP)	$7.45		$7.50
Note: The above guidance reflects on going results of Unified Brands business within the Refrigeration & Food Equipment segment and, therefore, excludes the impact of the pending sale which is expected to close in Q4 2021.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
Net Cash Flows Provided By (Used In):
Operating activities	$177,184	$260,073	$351,329	$788,586	$75,863	$271,809	$339,247	$686,919	$417,891	$1,104,810
Investing activities	(29,572)	(121,631)	(135,439)	(286,642)	(230,511)	(67,763)	(64,724)	(362,998)	(118,381)	(481,379)
Financing activities	(124,239)	(75,949)	(74,610)	(274,798)	280,954	(67,458)	(496,832)	(283,336)	(222,954)	(506,290)

Quarterly Free Cash Flow (Non-GAAP)

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
Cash flow from operating activities[1]	$177,184	$260,073	$351,329	$788,586	$75,863	$271,809	$339,247	$686,919	$417,891	$1,104,810
Less: Capital expenditures	(31,260)	(41,971)	(47,926)	(121,157)	(40,172)	(38,999)	(44,393)	(123,564)	(42,128)	(165,692)
Free cash flow	$145,924	$218,102	$303,403	$667,429	$35,691	$232,810	$294,854	$563,355	$375,763	$939,118

Free cash flow as a percentage of revenue	7.8%	10.7%	15.0%	11.3%	2.2%	15.5%	16.9%	11.5%	21.1%	14.1%

Free cash flow as a percentage of net earnings	62.7%	82.5%	115.0%	87.7%	20.2%	186.6%	147.2%	112.4%	206.3%	137.4%

1 FY 2020 cash flow from operating activities reflects benefits from permitted deferrals of tax payments, most significantly in Q2, Q3, and Q4 and advanced payments on contracts, most significantly in Q3.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2021				2020
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2020
BOOKINGS

Engineered Products	$528,310	$497,200	$502,767	$1,528,277	$414,972	$278,373	$381,139	$1,074,484	$484,002	$1,558,486
Fueling Solutions	422,668	453,146	467,821	1,343,635	373,070	311,498	383,902	1,068,470	403,400	1,471,870
Imaging & Identification	293,614	299,608	293,782	887,004	272,604	221,315	266,423	760,342	304,756	1,065,098
Pumps & Process Solutions	551,365	521,010	490,581	1,562,956	369,403	275,872	323,801	969,076	365,262	1,334,338
Refrigeration & Food Equipment	537,326	606,545	540,280	1,684,151	355,157	326,400	449,549	1,131,106	379,393	1,510,499
Intra-segment eliminations	(863)	(498)	(407)	(1,768)	(375)	(460)	(926)	(1,761)	(425)	(2,186)
Total consolidated bookings	$2,332,420	$2,377,011	$2,294,824	$7,004,255	$1,784,831	$1,412,998	$1,803,888	$5,001,717	$1,936,388	$6,938,105

BACKLOG

Engineered Products	$562,557	$613,517	$662,834		$453,867	$378,874	$373,458		$463,701
Fueling Solutions	238,822	256,497	312,176		211,518	199,305	204,574		201,521
Imaging & Identification	198,556	206,125	204,766		170,119	168,904	171,158		192,785
Pumps & Process Solutions	539,097	634,477	682,415		397,969	379,090	361,631		390,238
Refrigeration & Food Equipment	677,309	854,188	964,233		356,133	390,368	472,140		510,498
Intra-segment eliminations	(544)	(262)	(252)		(159)	(367)	(269)		(192)
Total consolidated backlog	$2,215,797	$2,564,542	$2,826,172		$1,589,447	$1,516,174	$1,582,692		$1,758,551

Bookings Growth Factors

	2021
	Q3	Q3 YTD
Organic
Engineered Products	30.3%	39.4%
Fueling Solutions	15.8%	18.0%
Imaging & Identification	7.5%	10.4%
Pumps & Process Solutions	50.1%	56.5%
Refrigeration & Food Equipment	19.7%	47.8%
Total Organic	24.8%	35.6%
Acquisitions	1.1%	1.6%
Dispositions	—%	(0.1)%
Currency translation	1.3%	2.9%
Total*	27.2%	40.0%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs/benefits, and a gain/loss on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs/benefits, and a 2020 gain/loss on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs/benefits. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of net earnings equals free cash flow divided by net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.